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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-30513) of Multicom Publishing, Inc. of our report dated October 10, 1997 appearing on page 13 of this Form 10-KSB.

     We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-08417) of Multicom Publishing, Inc. of our report dated October 10, 1997 appearing on page 13 of this Form 10-KSB.

                                          PRICE WATERHOUSE LLP

Seattle, Washington
October 10, 1997